Exhibit (2)(a)
DECLARATION OF TRUST
          DECLARATION OF TRUST, dated as of May 23, 2007, by Jerry V. Swank as trustee (the “Trustee”). The Trustee hereby agrees as follows:
          1. The trust created hereby (the “Trust”) shall be known as “The Cushing MLP Total Return Fund”, in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.
          2. It is the intention of the Trustee that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust in the Office of the Secretary of State of the State of Delaware in accordance with the provisions of the Statutory Trust Act. The Trust is hereby established by the Trustee for the purposes of (i) operating as a closed-end management investment company in accordance with the Investment Company Act of 1940 and the rules thereunder as amended from time to time (the “1940 Act”) and (ii) engaging in such other activities as are necessary, convenient or incidental thereto.
          3. Prior to the first issuance of beneficial interests by the Trust pursuant to the Trust’s Registration Statement (referred to below), the Trustee intends to enter into an amended and restated declaration of trust providing for the operation of the Trust and the issuance of beneficial interests in the Trust.
          4. The Trustee (together with all other persons who hereafter become trustees of the Trust) is hereby authorized to (i) prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a Notification of Registration on Form N-8A (the “Form N-8A”) registering the Trust as an investment company under the 1940 Act and (b) a registration statement on Form N-2 (the “Registration Statement”) under the Securities Act of 1933, as amended from time to time, and the 1940 Act, relating to the proposed public offering of the beneficial interests in the Trust (including any pre-effective or post-effective amendments thereto and the prospectus and exhibits contained therein); and (ii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the beneficial interests in the Trust under the securities or “blue sky” laws of such jurisdictions as the Trustee, on behalf of the Trust, may deem necessary or desirable. It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i)-(ii) above, the Trustee (together with all other persons who hereafter become trustees of the Trust) is authorized on behalf of the Trust to file and execute such document on behalf of the Trust.
          5. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Trustee which may increase or decrease the number of Trustees (but not below one (1)). Any Trustee may resign upon ten (10) days prior notice to the Trust.
          6. To the fullest extent permitted by applicable law, the Trust shall indemnify each Trustee (each an “Indemnified Person”) for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 6 shall survive the termination of this Declaration.
          7. The Trust may terminate prior to the first issuance of beneficial interests by the Trust pursuant to the Registration Statement at the election of the Trustee.
          8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.
          IN WITNESS WHEREOF, the Trustee has hereby caused this Declaration of Trust to be duly executed as of the day and year first above written.

/s/ Jerry V. Swank
Jerry V. Swank, as Trustee